Exhibit 10.10

FORM OF EMPLOYEE MATTERS AGREEMENT
by and between
THE WILLIAMS COMPANIES, INC.
and
WPX ENERGY, INC.
Dated as of

i

TABLE OF CONTENTS
(Continued)

ii

EMPLOYEE MATTERS AGREEMENT
     EMPLOYEE MATTERS AGREEMENT, dated as of            (the “Employee Matters Agreement”), by and between The Williams Companies, Inc., a Delaware corporation (“WMB”), and WPX Energy, Inc., a Delaware corporation (“WPX”), which Employee Matters Agreement shall become effective at the same time as the Separation Agreement (as defined below).
RECITALS
     A. The parties to this Employee Matters Agreement have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, pursuant to which WMB intends to separate into two publicly traded companies: (i) WMB, which will continue to own and conduct, directly and indirectly, the WMB Business, and (ii) WPX, which will own and conduct, directly and indirectly, the WPX Business.
     B. The parties wish to set forth their agreements as to certain matters regarding employment, compensation and employee benefits.
AGREEMENT
     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Table of Definitions. The following terms have the meanings set forth on the pages referenced below:

Definition	Page	Definition	Page
Applicable Transfer Date	8	Welfare Plan	2
Benefit Plan	2	WMB	1
Benefits Commencement Date	2	WMB Benefit Plan	3
Converted WPX Equity Compensation		WMB DB Plans	3
Award	12	WMB DC Plan	3
Delayed Transfer Employee	7	WMB Employee	3
Employee Matters Agreement	1	WMB Employee Liabilities	3
Employment Agreement	2	WMB Employment Agreement	3
Equity Compensation Awards	2	WMB Equity Compensation Award	12
ERISA	2	WMB Group	4
Fiscal 2011 Employee Bonuses	8	WMB Option	12
Former Employee	2	WMB RSUs	12
Plan Payee	2	WMB Welfare Plan	4
Pre-2006 Options	13	Workers’ Compensation Event	4
Separation Agreement	1	WPX	1

Table of Definitions (cont.)

Definition	Page	Definition	Page
WPX Benefit Plans	4	WPX Employment Agreement	4
WPX DC Plan	12	WPX Exchange Ratio	3, 5
WPX Employee	4	WPX Group	5
WPX Employee Liabilities	4	WPX Welfare Plan	5
     Section 1.2 Certain Defined Terms. For the purposes of this Employee Matters Agreement:
          “Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, paid time off, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no WMB Equity Compensation Award, nor any plan under which any such WMB Equity Compensation Award is granted, shall constitute a “Benefit Plan” under this Employee Matters Agreement. In addition, no Employment Agreement shall constitute a Benefit Plan for purposes hereof.
          “Benefits Commencement Date” means January 1, 2012, or such later date prior to the Distribution Date as the parties may agree on which WPX Employees shall commence participation in the WPX Benefit Plans.
          “Employment Agreement” means any individual employment, retention, relocation, change in control, incentive bonus, signing bonus or other individual compensatory agreement between any current or former employee of WMB or a member of the WMB Group or the WPX Group, but excluding any Equity Compensation Award.
          “Equity Compensation Awards” means, collectively, the WMB Equity Compensation Award and the Converted WPX Equity Compensation Awards.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Former Employee” means each former employee of WMB, any of its Affiliates and the WMB Group, but does not include any WMB Employees or WPX Employees.
          “Plan Payee” means, as to an individual who participates in a Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Benefit Plan.

          “Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, vision care, employee assistance programs (EAP), accidental death and dismemberment insurance, disability, severance, or other group welfare or fringe benefits and is an “employee welfare benefit plan” as described in Section 3(1) of ERISA, whether or not subject to ERISA.
          “WMB Benefit Plan” means any Benefit Plan sponsored or maintained by any member of the WMB Group or WMB. For the avoidance of doubt, no member of the WMB Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to WPX any reimbursement in respect of such Benefit Plan. The WMB Benefit Plans shall be those Benefit Plans sponsored solely by one or more members of the WMB Group following the Benefits Commencement Date.
          “WMB DB Plans” means Williams Pension Plan, Williams Inactive Employees Pension Plan, and The Williams Retirement Restoration Plan. The WMB DB Plans shall be the responsibility of one or more members of the WMB Group following the Benefits Commencement Date.
          “WMB DC Plan” means The Williams Investment Plus Plan. The WMB DC Plan shall be the responsibility of one or more members of the WMB Group following the Benefits Commencement Date.
          “WMB Employee” means each individual who is employed by a member of the WMB Group (including, for the avoidance of doubt, any individual who is on a leave of absence, whether paid or unpaid, from which such employee is entitled to return to active employment with a member of the WMB Group (in accordance with WMB’s applicable personnel policies)), who is not a WPX Employee.
          “WMB Employee Liabilities” means all potential or actual employment and employee benefits-related or other Liabilities, whether arising before, on or after the Benefits Commencement Date, with respect to: (a) WMB Employees, any other persons employed by the WMB Group and Former Employees (and their respective Plan Payees); (b) any other individuals asserting rights or obligations stemming from their services to or in connection with WMB’s business (excluding the WPX Business); (c) WMB Employment Agreements; and (d) the WMB Benefit Plans (including providing COBRA continuation coverage and long-term disability benefits). WMB Employee Liabilities shall also include any deferred vested benefits of or other Liabilities with respect to WPX Employees (and their Plan Payees) under the WMB DB Plans and the WMB DC Plan, and any obligations to issue WMB common stock under Equity Compensation Awards as provided in Article VII below, but shall exclude the WPX Employee Liabilities.
          “WMB Employment Agreement” means any Employment Agreement to which any member of the WMB Group or WMB is a party. The WMB Employment Agreements shall be the responsibility of one or more members of the WMB Group following the Benefits Commencement Date.

“WMB Exchange Ratio” means a ratio equal to the last per share trading price of WMB Common Stock on the Distribution Date (or, if the Distribution Date is not a trading day, the immediately preceding trading day) based on “regular way” trading divided by an amount equal to the last per share trading price of WMB Common Stock on the Distribution Date (or, if the Distribution Date is not a trading day, the immediately preceding trading day) based on “regular way” trading reduced by the product of the last per share trading price of WPX Common Stock on the Distribution Date (or, if the Distribution Date is not a trading day, the immediately preceding trading day) based on “when-issued” trading multiplied by the Distribution Ratio.
          “WMB Group” means WMB and each direct or indirect Subsidiary of WMB, other than Persons in the WPX Group.
          “WMB Welfare Plan” means each WMB Benefit Plan that is a Welfare Plan.
          “Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim.
          “WPX Benefit Plans” means any Benefit Plan sponsored or maintained by any member of the WPX Group or WPX.
          “WPX Employee” means each individual who, as of the earlier of the Distribution or the Benefits Commencement Date, is employed by a member of the WPX Group (including, for the avoidance of doubt, (i) any Delayed Transfer Employee, (ii) any individual who is on a leave of absence, whether paid or unpaid, from which such employee is entitled to return to active employment with a member of the WPX Group (in accordance with applicable personnel policies) and (iii) any individual who, at the time of the Distribution (or, if earlier, on the Benefits Commencement Date), is receiving short-term disability benefits under a WMB Benefit Plan and who, if actively-employed at the time of the Distribution (or, if earlier, on the Benefits Commencement Date), would have been or become a WPX Employee on that date).
          “WPX Employee Liabilities” means all potential or actual employment and employee benefits-related or other Liabilities, whether arising before, on or after the Benefits Commencement Date, with respect to: (a) WPX Employees and any other persons employed by the WPX Group (and their respective Plan Payees); (b) any other individuals asserting rights or obligations stemming from their services to or in connection with the WPX Business; (c) WPX Employment Agreements; or (d) the WPX Benefit Plans, but excluding, in all cases, any such Liabilities (including, without limitation, for any deferred vested benefits) arising under any WMB Benefit Plan, including the WMB DB Plans or the WMB DC Plan. WPX Employee Liabilities shall also include any obligations to issue WPX common stock under Equity Compensation Awards as provided in Article VII below and any obligations specifically assumed by WPX in Article IV below, but shall exclude the WMB Employee Liabilities.
          “WPX Employment Agreement” means any Employment Agreement to which any member of the WPX Group is a party and to which no member of the WMB Group is a party. WPX Employment Agreements shall also include cash retention agreements between any WPX Employee and any member of the WMB Group, but shall not include any change in control agreements to which any member of the WMB Group is a party or any other WMB Employment Agreements. The WPX Employment Agreements shall be the sole responsibility of one or more members of the WPX Group following the Benefits Commencement Date.
          “WPX Exchange Ratio” means a ratio equal to the last per share trading price of WMB Common Stock on the Distribution Date (or, if the Distribution Date is not a trading day, the immediately preceding trading day) based on “regular way” trading divided by the last per share trading price of WPX Common Stock on the Distribution Date (or, if the Distribution Date is not a trading day, the immediately preceding trading day) based on “when-issued” trading.
          “WPX Group” means WPX and each direct or indirect Subsidiary of WPX. For the purposes of this Employee Matters Agreement, WMB shall not be deemed to be a member of the WPX Group.
          “WPX Welfare Plan” means each WPX Benefit Plan that is a Welfare Plan.
          Section 1.3 Other Capitalized Terms. Capitalized terms not defined in this Employee Matters Agreement shall have the meanings ascribed to them in the Separation Agreement.
ARTICLE II
GENERAL PRINCIPLES; EMPLOYEE TRANSFERS
     Section 2.1 Assumption of WPX Employee Liabilities. Effective as of the Benefits Commencement Date, except as otherwise specifically provided in this Employee Matters Agreement, (a) the WPX Group shall be solely responsible for all WPX Employee Liabilities and the WMB Group shall not retain any WPX Employee Liabilities and (b) the WMB Group shall be solely responsible for all WMB Employee Liabilities and the WPX Group shall not retain any WMB Employee Liabilities.
     Section 2.2 Allocation of Liabilities With Respect to Benefit Plans, Employment Agreements and Equity Compensation Awards. Except as otherwise specifically provided in this Employee Matters Agreement, effective immediately prior to the Benefits Commencement Date, each WPX Employee (and each such individual’s Plan Payees) shall cease active participation in all WMB Benefit Plans, other than the WMB DB Plans, the WMB DC Plan and, as of such time, WPX shall or shall cause another member of the WPX Group to have in effect such WPX Benefit Plans as are necessary to comply with its obligations pursuant to this Employee Matters Agreement. Effective immediately prior to the Benefits Commencement Date, each WPX Employee who participates in any of the WMB DB Plans and/or the WMB DC Plan shall cease active participation in each such plan and, after the Distribution Date, shall be treated as a participant whose employment with the WMB Group has terminated (effective as of the Distribution) for all purposes thereunder to the extent consistent with applicable Law (including Code Section 409A).

          (a) Effective as of the Benefits Commencement Date, except as otherwise specifically provided in this Employee Matters Agreement, WMB shall, or shall cause one or more members of the WMB Group to, retain, pay, perform, fulfill and discharge in due course all Liabilities arising out of or relating to all WMB Employment Agreements and all other WMB Employee Liabilities.
          (b) Effective as of the Benefits Commencement Date, except as otherwise specifically provided in this Employee Matters Agreement, WPX shall, or shall cause one or more members of the WPX Group to, retain, pay, perform, fulfill and discharge in due course (i) all Liabilities arising out of or relating to all WPX Benefit Plans, (ii) all Liabilities arising out of or relating to all WPX Employment Agreements, (iii) all Liabilities (other than the WMB Employee Liabilities) with respect to the employment or termination of employment of all WPX Employees and their Plan Payees to the extent arising in connection with or as a result of employment with or the performance of services for any member of the WPX Group, and (iv) all other WPX Employee Liabilities.
          (c) Effective as of the Distribution, except as otherwise specifically provided in this Employee Matters Agreement, WPX shall, or shall cause one or more members of the WPX Group to, retain, pay, perform, fulfill and discharge in due course all Liabilities arising out of or relating to the Converted WPX Equity Compensation Awards (including, without limitation, any and all Liabilities with respect to any equity award of WMB that, through assumption and conversion, becomes a Converted WPX Equity Compensation Award, as well as any and all Liabilities with respect to the assumption and conversion of such an award).
          (d) All Liabilities arising out of any Equity Compensation Awards shall be allocated and handled in accordance with the provisions of Article VII below. For the avoidance of doubt, from and after the Distribution, in no event will WPX be required to issue, grant or award any compensation relating to WPX Common Stock to any employee who is a member of the WMB Group other than pursuant to any Pre-2006 Options as provided for in Section 7.1, and, subject to the treatment of the WMB Equity Compensation Awards that are outstanding as of the Distribution and held by any WPX Employee as provided in Section 7.1, in no event will WMB be required to issue, grant or award any compensation relating to WMB Common Stock to any employee who is a member of the WPX Group other than pursuant to any Pre-2006 Options as provided for in Section 7.1.
          Section 2.3 WPX Benefit Plans and WPX Employment Agreements. Effective as of the Benefits Commencement Date, WPX or another member of the WPX Group shall, in a manner not inconsistent with this Employee Matters Agreement, assume, adopt, continue or, to the extent necessary, assume sponsorship of each WPX Benefit Plan and WPX Employment Agreement, and the WMB Group shall use reasonable efforts to transfer or cause to be transferred to WPX all plan documents, trust agreements, insurance policies, administrative agreements, and other agreements and instruments reasonably required for the maintenance and administration of the WPX Benefit Plans and the WPX Employment Agreements.

     Effective on the Benefits Commencement Date, the WPX Group shall be exclusively responsible for administering each WPX Benefit Plan and each WPX Employment Agreement in accordance with its terms and for all obligations and liabilities with respect to the WPX Benefit Plans and WPX Employment Agreements and all benefits or rights owed to participants in the WPX Benefit Plans and individuals who are parties to the WPX Employment Agreements, whether arising before, on or after the Distribution Date. WPX shall not assume sponsorship, maintenance or administration of any Benefit Plan or Employment Agreement that is not a WPX Benefit Plan or a WPX Employment Agreement or receive any assets or assume any liabilities in connection with any such Benefit Plan or Employment Agreement. For the avoidance of doubt, WPX shall not assume sponsorship, maintenance, administration of or any Liability under any WMB DB Plan or the WMB DC Plan.
     Section 2.4 Plan-Related Litigation. Notwithstanding anything herein to the contrary, the management of the defense of all litigation related to the WMB Benefit Plans, the WMB Employment Agreements, the WPX Benefit Plans and the WPX Employment Agreements shall be governed by the Separation Agreement, and this Employee Matters Agreement shall govern the allocation of Liabilities related to any such litigation.
     Section 2.5 Paid Time Off. WPX shall assume responsibility for accrued paid time off attributable to WPX Employees upon the earlier of the Distribution or the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, upon the Applicable Transfer Date).
     Section 2.6 FMLA. Effective as of the earlier of the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, the Applicable Transfer Date), WPX shall assume responsibility for and make available to the WPX Employees the existing eligibility and rights to leave under the Family and Medical Leave Act of 1993 that such WPX Employees were entitled to from WMB immediately prior to the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, the Applicable Transfer Date, but without giving effect to any leave taken between the Benefits Commencement Date and the Applicable Transfer Date).
     Section 2.7 Employee Transfers.
          (a) Upon mutual agreement of WPX and WMB any employee whose employment transfers after the earlier of the Distribution or the Benefits Commencement Date, but on or before the first anniversary of the Distribution, from the WMB Group to the WPX Group and who was continuously employed by a member of the WMB Group from the Benefits Commencement Date through the date such employee commences active employment with a member of the WPX Group (as applicable) shall be a “Delayed Transfer Employee.” Except as otherwise specifically provided in this Employee Matters Agreement, such Delayed Transfer Employees transferring from the WMB Group to the WPX Group shall be treated in the same manner as the individuals who were WPX Employees on the Benefits Commencement Date, to the extent practicable in compliance with applicable Law and the Benefit Plans and without duplicating benefits for the same period of service. For purposes of this Employee Matters Agreement, the date on which a

Delayed Transfer Employee actually commences employment with the WPX Group (as applicable) is referred to as such individual’s “Applicable Transfer Date”. Notwithstanding anything herein to the contrary, the mutual agreement with respect to, and Applicable Transfer Date of, any Delayed Transfer Employee must occur on or before the first anniversary of the Distribution.
          (b) In no event shall the transfer of employment from the WMB Group to the WPX Group or the occurrence of the Distribution be considered a change in control for purposes of the Benefit Plans, Employment Agreements or Equity Compensation Awards.
     Section 2.8 Annual Bonuses. At the time that annual bonuses are paid generally to WMB Employees for the 2011 fiscal year, WMB shall inform WPX in writing of the bonus (if any) payable to each WPX Employee (other than Delayed Transfer Employees whose Applicable Transfer Date occurs after the date bonuses are paid for the 2011 fiscal year) under the applicable annual incentive plan or arrangement of a member of the WMB Group with respect to the 2011 fiscal year (collectively, the “Fiscal 2011 Employee Bonuses”), determined as if the WPX Employee had remained employed by the WMB Group through the bonus payment date. WPX shall, or shall cause its Affiliates to, pay each WPX Employee such bonus (if any) promptly following such notice and within the time period set forth in the applicable annual incentive plan or arrangement, and WMB shall promptly reimburse WPX for the gross amount of such bonus payments, plus the employer portion of any employment or social insurance taxes paid by WPX in connection with such bonus payments, but in no event later than March 15, 2012. WPX shall be solely responsible for payment of all annual bonuses earned by WPX Employees with respect to periods ending after the Benefits Commencement Date.
ARTICLE III
SERVICE CREDIT
     Section 3.1 Service Credit for Employee Transfers. The Benefit Plans shall provide the following service crediting rules effective as of the Benefits Commencement Date: if a Delayed Transfer Employee becomes employed by a member of the WMB Group or WPX Group after the Benefits Commencement Date and on or before the first anniversary of the Distribution then such Delayed Transfer Employee’s service with the WPX Group or the WMB Group (as applicable) following the Benefits Commencement Date shall be recognized for purposes of eligibility and vesting under the appropriate Benefit Plans, subject to the terms of those plans.
     Section 3.2 WMB Benefit Plans. Service from and after the Benefits Commencement Date of WPX Employees with any member of the WPX Group or any other employer other than any member of the WMB Group shall not be taken into account for any purpose under the WMB Benefit Plans.
     Section 3.3 WPX Benefit Plans. From and after the Benefits Commencement Date, WPX shall, and shall cause the other members of the WPX Group and their respective successors to, provide credit under the WPX Benefit Plans to WPX Employees for their service with WPX and its predecessors and affiliates (including but not limited to the WPX Group, WMB, the WMB Group and, to the extent applicable, any business previously acquired by the WMB Group or the WPX Group) to the same extent that such service was recognized prior to the Benefits Commencement Date under the relevant WMB Benefit Plans. For avoidance of doubt, service shall be credited for purposes of determining eligibility to participate and vesting; provided, however, that service shall not be recognized to the extent that such recognition would result in the duplication of benefits or duplication of credit for the same period of service.
ARTICLE IV
CERTAIN WELFARE BENEFIT PLAN MATTERS
     Section 4.1 WPX Welfare Plans. Effective on the Benefits Commencement Date, WPX shall, or shall cause another member of the WPX Group to, have in effect the WPX Welfare Plans to provide welfare benefits to the WPX Employees participating in any WMB Welfare Plans immediately prior to the Benefits Commencement Date. Each WPX Welfare Plan shall have terms and features (including benefit coverage options and employer contribution provisions) as determined by WPX in its sole discretion. From and after the Benefits Commencement Date, WPX and the WPX Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the WPX Welfare Plans.
     Section 4.2 Continuation of Elections. As of the Benefits Commencement Date, WPX shall, to the extent applicable, cause the WPX Welfare Plans to recognize and maintain all elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations) in effect with respect to WPX Employees prior to the Benefits Commencement Date under the comparable WMB Welfare Plan and apply such elections and designations under the WPX Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms effective, unless superseded by new elections made under the WPX Welfare Plans.
     Section 4.3 Pre-Existing Conditions. As of the Applicable Transfer Date with respect to Delayed Transfer Employees, the WPX Welfare Plans will not impose any limitations on coverage for preexisting conditions other than such limitations as were applicable under the comparable WMB Welfare Plans prior to the Applicable Transfer Date.
     Section 4.4 Long-Term Disability. Notwithstanding anything herein to the contrary, any individual receiving long-term disability benefits under a WMB Welfare Plan as of immediately prior to the Benefits Commencement Date shall continue to receive such benefits under such WMB Welfare Plan (in accordance with and subject to the terms and conditions thereof) regardless of whether such individual would become a WPX Employee if such individual returned to active employment after the Benefits Commencement Date. For the avoidance of doubt, any WPX Employee who first becomes eligible for long-term disability benefits on or after the Benefits Commencement Date shall receive such benefits pursuant to the terms and conditions of the applicable WPX Welfare Plan and shall not be eligible for such benefits under a WMB Welfare Plan.

     Section 4.5 Short-Term Disability. Notwithstanding anything herein to the contrary, WPX shall have sole responsibility for providing short-term disability benefits to any individual who, on the Benefits Commencement Date, qualifies for short-term disability benefits under a WMB Benefit Plan and who, if actively-employed at the time of the Distribution (or, if earlier, on the Benefits Commencement Date), would have been or become a WPX Employee on that date. In addition, effective as of the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, the Applicable Transfer Date), WPX shall assume responsibility for and make available to the WPX Employees the existing eligibility and rights to short-term disability benefits that such WPX Employees were entitled to from WMB immediately prior to the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, the Applicable Transfer Date, but without giving effect to any short-term disability leave taken between the Benefits Commencement Date and the Applicable Transfer Date).
     Section 4.6 Workers’ Compensation. Notwithstanding anything herein to the contrary, WPX shall have sole responsibility for processing, and shall have sole liability with respect to, any workers’ compensation claims of WPX Employees, regardless of when the event leading to such claims occurred.
     Section 4.7 Other Welfare Benefits. Notwithstanding anything herein to the contrary, WPX shall, as of the Benefits Commencement Date, assume all liability for providing adoption benefits, educational reimbursement and reimbursement for relocation expenses to WPX Employees, regardless of when the events leading to the entitlement of such benefits and/or reimbursements occurred.
ARTICLE V
DEFINED BENEFIT PLANS
     Section 5.1 WMB DB Plans. Effective as of the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, the Applicable Transfer Date), each WPX Employee and Delayed Transfer Employee who is a participant, as of the Benefits Commencement Date (or, if applicable the Applicable Transfer Date), in one or more of the WMB DB Plans shall cease active participation in such WMB DB Plans and service with any member of the WPX Group or any other employer other than any member of the WMB Group from and after the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, the Applicable Transfer Date) shall not be taken into account for any purpose under such WMB DB Plans, except for purposes of determining the timing of the payment of compensation or the provision of benefits under any WMB DB Plan, to the extent that such payment or provision is triggered under such WMB DB Plan by a WPX Employee’s separation from service from the WPX Group. Notwithstanding any provision of this Agreement to the contrary, from and after the Benefits Commencement Date, the WMB Group shall remain and be exclusively responsible for all obligations and Liabilities with respect to the WMB DB Plans, all assets of the WMB DB Plans, and all benefits owed to participants in the WMB DB Plans (including the WPX Employees, Former Employees and Delayed Transfer Employees), whether accrued before, on or after the Benefits Commencement Date. In no event shall WMB transfer or cause to be transferred to WPX or any member of the WPX Group sponsored any of the WMB DB Plans or any Assets or Liabilities maintained or accrued thereunder.

     Section 5.2 Vesting of Benefits. Notwithstanding anything herein to the contrary, WMB shall take all steps necessary, including amending any WMB DB Plan, so that, as of the Benefits Commencement Date, each WPX Employee (other than the Delayed Transfer Employees) who is a participant in a WMB DB Plan shall be fully vested in his or her benefits under each WMB DB Plan in which such WPX Employee participated while an employee of a member of the WMB Group.
     Section 5.3 Section 409A. WMB and WPX shall cooperate in good faith so that the Distribution and the transactions contemplated by this Employee Matters Agreement will not result in adverse tax consequences under Code Section 409A to any current or former employee of any member of the WMB Group or any member of the WPX Group, or their respective Plan Payees, in respect of his or her benefits under any WMB DB Plan that is subject to Code Section 409A.
ARTICLE VI
TAX-QUALIFIED DEFINED CONTRIBUTION PLANS
     Section 6.1 WMB DC Plan. Effective as of the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, the Applicable Transfer Date), each WPX Employee or Delayed Transfer Employee who is a participant, as of the Benefits Commencement Date (or, if applicable the Applicable Transfer Date), in the WMB DC Plan shall cease active participation in the WMB DC Plan (and, for all purposes, be treated as a terminated participant) and service with any member of the WPX Group or any other employer other than any member of the WMB Group from and after the Benefits Commencement Date (or, with respect to Delayed Transfer Employees, the Applicable Transfer Date) shall not be taken into account for any purpose under the WMB DC Plan. Notwithstanding any provision of this Agreement to the contrary, from and after the Benefits Commencement Date, the WMB Group shall be exclusively responsible for all obligations and Liabilities with respect to the WMB DC Plan, all assets of the WMB DC Plan, and all benefits owed to participants in the WMB DC Plan (including the WPX Employees, Former Employees and Delayed Transfer Employees), whether accrued before, on or after the Benefits Commencement Date. In no event shall WMB transfer or cause to be transferred to WPX or any member of the WPX Group sponsorship of the WMB DC Plan or any Assets or Liabilities maintained or accrued thereunder (except pursuant to an eligible rollover distribution).
     Section 6.2 Vesting of Benefits. Notwithstanding anything herein to the contrary, WMB shall take all steps necessary, including amending the WMB DC Plan, so that, as of the Benefits Commencement Date, each WPX Employee (other than the Delayed Transfer Employees) shall be fully vested in his or her benefits under the WMB DC Plan in which such WPX Employee participated while an employee of a member of the WMB Group.

     Section 6.3 WPX DC Plan. Effective as of the Benefits Commencement Date, WPX or another member of the WPX Group shall establish a defined contribution plan that qualifies under Code Section 401(a), (such plan, the “WPX DC Plan”). The WPX DC Plan shall have terms and features (including employer contribution provisions) that are determined by WPX in its sole discretion. WPX or a member of the WPX Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the WPX DC Plan to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the WPX DC Plan so that it is qualified under Section 401(a) of the Code.
     Section 6.4 Contributions Due. All contributions payable to the WMB DC Plan with respect to employee deferrals, matching contributions and employer contributions for WPX Employees up to the Benefits Commencement Date (and, with respect to the Delayed Transfer Employees, the Applicable Transfer Date), determined in accordance with the terms and provisions of the WMB DC Plan, ERISA and the Code, shall be paid by (and be the sole liability of) WMB or a member of the WMB Group to the WMB DC Plan.
ARTICLE VII
EQUITY COMPENSATION
     Section 7.1 General Treatment of Outstanding WMB Equity Compensation Awards.
          (a) Notwithstanding any other provision of this Employee Matters Agreement or the Separation Agreement to the contrary, from and after the Distribution, each outstanding option to purchase WMB Common Stock (“WMB Option”) or each outstanding restricted stock unit with respect to WMB Common Stock (whether or not subject to performance-based vesting criteria) (“WMB RSUs”), in each case that was granted under or pursuant to any equity compensation plan or arrangement of WMB (each such WMB Option or WMB RSU, a “WMB Equity Compensation Award”), that, as of the Distribution, is held by any WPX Employee (which, for purposes of this Article VII, shall not include any Delayed Transfer Employees whose Applicable Transfer Date occurs after the Distribution) or non-employee member of the WPX board of directors, other than the portion of each Pre-2006 Option allocated to WMB, shall be assumed by WPX (each such assumed WMB Equity Compensation Award, a “Converted WPX Equity Compensation Award”).
          (b) In connection with the assumption by WPX, each Converted WPX Equity Compensation Award, other than the Pre-2006 Options, shall be adjusted into an option or restricted stock unit award, as applicable, with respect to shares of WPX Common Stock having the same intrinsic value as the applicable WMB Equity Compensation Award, with the number of shares of WPX Common Stock subject to each such award equal to the number of shares of WMB Common Stock subject to each such award as in effect immediately prior to the Distribution multiplied by the WPX Exchange Ratio, rounded down to the nearest whole share and effective upon the Distribution. The per share exercise price of any Converted WPX Equity Compensation Award, other than the Pre-2006 Options, that is a stock option shall also be adjusted effective upon the Distribution by dividing the applicable per share exercise price of the stock option as in effect immediately prior to the Distribution by the WPX Exchange Ratio, with the result rounded up to the nearest whole cent.

          (c) The Converted WPX Equity Compensation Awards that relate to WMB Options granted prior to January 1, 2006, along with each other WMB Option granted prior to January 1, 2006 that, as of the Distribution, is held by any WMB Employee, Former Employee or non-employee member of the WMB board of directors (collectively, the “Pre-2006 Options”), shall be adjusted, in part, into an option to acquire WPX Common Stock (with the number of shares of WPX Common Stock subject to such portion of the option equal to the number of shares of WMB Common Stock subject to the original WMB Option as in effect immediately prior to the Distribution multiplied by the Distribution Ratio) and shall remain, in part, an option to acquire WMB Common Stock (with the number of shares of WMB Common Stock subject to such portion of the option equal to the number of shares of WMB Common Stock subject to the original WMB Option as in effect immediately prior to the Distribution), in each case, having an aggregate same intrinsic value as the original WMB Option, rounded down to the nearest whole share and effective upon the Distribution. The per share exercise price of the Pre-2006 Options shall also be adjusted effective upon the Distribution by (i) with respect to the portion of the Pre-2006 Option that is allocated to WPX, dividing the per share exercise price of the stock option as in effect immediately prior to the Distribution by the WPX Exchange Ratio and (ii) with respect to the portion of the Pre-2006 Option that is allocated to WMB, dividing the per share exercise price of the stock option as in effect immediately prior to the Distribution by the WMB Exchange Ratio, in each case, with the results rounded up to the nearest whole cent. For the avoidance of doubt, the portion of the Pre-2006 Options held by any WMB Employee, Former Employee or non-employee member of the WMB board of directors allocated to WPX shall be assumed by WPX upon the Distribution.
          (d) The performance criteria applicable to any Converted WPX Equity Compensation Awards issued in 2010 or 2011 that are performance-based restricted stock units shall also be modified so that “total stockholder return” for purposes of such performance-based restricted stock units shall be based on the sum of the 20-day average closing price of WMB Common Stock at the end of the performance period and the 20-day average closing price of WPX Common Stock, multiplied by the Distribution Ratio, at the end of the performance period.
          (e) Prior to the Distribution, WPX shall establish equity compensation plans, so that upon the Distribution, WPX shall have in effect an equity compensation plan containing substantially the same terms as each original WMB equity compensation plan under which any Converted WPX Equity Compensation Award was granted. From and after the Distribution, each Converted WPX Equity Compensation Award shall be subject to the terms of the applicable WPX equity compensation plan and the award agreement governing such Converted WPX Equity Compensation Award. From and after the Distribution, WPX shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the Converted WPX Equity Compensation Awards. Effective as of the Distribution, each WPX Employee and non-employee member of the WPX board of directors shall cease participation in all WMB equity compensation plans other than with respect to the Pre-2006 Options.

          (f) In all events, the adjustments to the Converted WPX Equity Compensation Awards provided for in this Section 7.1 shall be made in a manner that, as determined by WMB and WPX, avoids adverse tax consequences under Code Section 409A.
     Section 7.2 Tax Withholding and Reporting. Effective from and after the Distribution, WPX shall be solely responsible for all Tax withholding obligations with respect to the equity compensation awards applicable to WPX Employees, and WMB shall be solely responsible for all Tax withholding obligations with respect to equity compensation awards applicable to WMB Employees.
     Section 7.3 Employee Stock Purchase Plan. All WPX Employees shall cease active participation in The Williams Companies Employee Stock Purchase Plan with respect to offering periods ending after the Benefits Commencement Date. For the avoidance of doubt, the WPX Employees who participated in The Williams Companies Employee Stock Purchase Plan prior to the Benefits Commencement Date shall continue to participate in the offering period under The Williams Companies Employee Stock Purchase Plan ending prior to the Benefits Commencement Date.
ARTICLE VIII
BENEFIT PLAN REIMBURSEMENTS, BENEFIT PLAN THIRD-PARTY CLAIMS
     Section 8.1 General Principles. From and after the Distribution, any services that a member of the WMB Group shall provide to the members of the WPX Group relating to any Benefit Plans shall be set forth in the Transition Services Agreement.
     Section 8.2 Benefit Plan Third-Party Claims. In the event of any conflict or inconsistency between the following provision on the one hand, and the Separation Agreement or any of the other Ancillary Agreements on the other hand, the following provision shall control over the inconsistent provisions to the extent of the inconsistency:
     If a Third-Party Claim (as defined in Section 7.5(a) of the Separation Agreement) relates solely to the Benefit Plan of the Indemnifying Party, WPX and WMB shall take all actions necessary to substitute the Indemnifying Party and/or the relevant Benefit Plan of the Indemnifying Party as the proper party for such Third-Party Claim. If the Third-Party Claim relates to both a WPX Benefit Plan and a WMB Benefit Plan, WPX and WMB shall take all actions necessary to separate or otherwise partition the Third-Party Claim so as to allow each party to solely defend the claim relating to its own Benefit Plan (unless the parties mutually agree that such a separation or partition is unnecessary or inadvisable). If the Third-Party Claim cannot be transferred to the Indemnifying Party or separated or partitioned so as to allow each party to solely defend the claim relating to its own Benefit Plan, then WMB shall defend the Third-Party Claim and WPX may elect to participate in (but not control) the defense, compromise, or settlement of any such Third-Party Claim at its own expense (including allocated costs of WPX in-house counsel and other WPX personnel).

ARTICLE IX
COOPERATION
     Section 9.1 Cooperation. Following the date of this Employee Matters Agreement, WMB and WPX shall, and shall cause their respective Subsidiaries and Affiliates to, use reasonable best efforts to cooperate with respect to any employee compensation or benefits matters that the WMB Group or the WPX Group, as applicable, reasonably determines require the cooperation of both the WMB Group and the WPX Group in order to accomplish the objectives of this Employee Matters Agreement. Without limiting the generality of the preceding sentence, (a) the WMB Group and the WPX Group shall cooperate in coordinating each of their respective payroll systems in connection with the transfers of WPX Employees and Delayed Transfer Employees to the WPX Group, (b) the WMB Group shall, to the extent permitted by applicable Law, transfer all employment-related records relating to WPX Employees to the WPX Group, to the extent such records are in the WMB Group’s possession or control, and (c) the WMB Group and the WPX Group shall, to the extent permitted by applicable Law, transfer records to each other as reasonably necessary for the proper administration of all Equity Compensation Awards (including the Pre-2006 Options), to the extent such records are in the other party’s possession or control. The obligations of the WPX Group and the WMB Group to cooperate pursuant to this Section 9.1 shall remain in effect until all audits of all Benefit Plans (including, for this purpose, any equity compensation plan) with respect to which the other party may have information have been completed and the applicable statute of limitations with respect to such audits has expired.
ARTICLE X
MISCELLANEOUS
     Section 10.1 Further Assurances. Prior to the Distribution Date, if either party identifies any commercial or other service that is needed to ensure a smooth and orderly transition of its business in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Employee Matters Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm’s-length basis on which the other party will provide such service under the Transition Services Agreement.
     Section 10.2 Employment Tax Reporting Responsibility. WPX and WMB hereby agree to follow the standard procedure for United States employment tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-35.
     Section 10.3 Data Privacy. The parties agree that any applicable data privacy Laws and any other obligations of the WPX Group and the WMB Group to maintain the confidentiality of any employee information or information held by any Benefit Plans in accordance with applicable Law shall govern the disclosure of employee information among the parties under this Employee Matters Agreement. WPX and WMB shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the WPX Employees and WMB Employees.

     Section 10.4 Third Party Beneficiaries. Nothing contained in this Employee Matters Agreement shall be construed to create any third-party beneficiary rights in any individual, including without limitation any WPX Employee, WMB Employee or Former Employee (including any dependent or beneficiary thereof) nor shall this Employee Matters Agreement be deemed to amend any Benefit Plan or to prohibit WMB, WPX or their respective Affiliates from amending or terminating any Benefit Plan (including for this purpose, any equity compensation plan).
     Section 10.5 Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution shall not be taken or occur except to the extent specifically agreed by the parties.
     Section 10.6 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 10.6 to an “Article” or “Section” shall mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference shall be references to the Separation Agreement): Article V (relating to Exchange of Information; Confidentiality); Article VI (relating to Additional Covenants and Other Matters); Article VII (relating to Mutual Releases; Indemnification); Article VIII (relating to Termination); Article IX (relating to Dispute Resolution); and Article X (relating to Miscellaneous).
     Section 10.7 No Representation or Warranty. WMB makes no representation or warranty with respect to any matter in this Employee Matters Agreement, including, without limitation, any representation or warranty with respect to the legal or tax status or compliance of any Benefit Plan, compensation arrangement or Employment Agreement, and WMB disclaims any and all liability with respect thereto.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

THE WILLIAMS COMPANIES, INC.
By:
Name:
Title:

WPX ENERGY, INC.
By:
Name:
Title:

[Signature Page to Employee Matters Agreement]